AGREEMENT FOR THE PURCHASE OF DEBTS

A.

PARTIES

This Agreement is between us, HSBC Invoice Finance (JK) Ltd - Registered Number:

759657 of Farncombe Road, Worthing, Sussex, BN11 2BW, and you, the client named in the

Client Particulars set out in Clause P.

B.

DATE

This Agreement is made on the day the last of you and us signs it.

C.

AGREEMENT

C1.

You agree to sell and we agree to buy, on and from the commencement date, all debts existing on that date and future debts arising from your contracts of sale entered into under whatever trading name you may ever use with those of your customers named or described in clause H.8. and any other customers   subsequently agreed between you and us.

C2.

The sale and purchase of your debts shall be on the terms set out below and in our standardterms and conditions ("the Conditions") which are supplied with and form part of this Agreement. You have had the prior opportunity to take independent legal advice, on your and our rights and obligations. You have therefore entered into this Agreement on the basis that you have read and understood it.

D.

DEFINED EXPRESSIONS

An expression, used in this Agreement and/or in the Conditions, is to have the meaning given to it under Condition 33, if it appears there. References to clauses are to those in this Agreement and to conditions are to those in the Conditions.

E.

SERVICE SELECTED

You have selected the following service(s) which is/are more fully described in the Conditions:

Finance

Credit Management

Credit Protection

F.

BASIC TERMS OF OUR FINANCE SERVICE

F.1

Prepayment Facility (See Condition 33):

75 per cent

F.2

Discounting Allowance (See Conditions 18 and 33):

2.5 per cent under Base Rate

F.3

Discounting Charge (See C onditions18 and 33):

2.0 per cent over Base Rate

F.4

Concentration Limit (See Condition 33):

30 per cent

G.

BASIC TERMS OF OT]R CREDIT PROTECTION SERVICE

G.1

Credit Protection Percentage (See Condition 33 - Definition of Credit Protected Debt):

100 per cent

G.2

First loss (See Condition 33):

£500

H.

BASIC TERMS APPLICABLE TO ALL SERVICES

H.1

Commencement date (See Condition 33):

9 September 2002

H.2

Notice of Assignment Provisions (See Condition 7):

Notice is to be given to all customers named or described in Clause H.8

H.3

Non Notifiable Debts in addition to those already specified in Conditions 21.1(o) and 21.1(p)

(See Condition 33):

Debts arising from sales to your customers on cash with order and pro forma terms

H.4 Your Business (See Condition 20.2(f)):

PCB Manufacturers

H.5  Your Payment Terms (See Condition 20.2(g)):

 Not exceeding 75 days from date of invoice

H.6

 Service Charge, exclusive of value added tax (See Conditions 17.1 and 33):

 0.855 per cent

H.7

 Minimum Annual Service Charge, exclusive of value added tax (See Conditions 17.2 and 33):

 £76,950

H.8

 Agreed Customers (Clause C.1):

 All customers located in the British Isles

H.9

 LedgerlineTM service to be provided (Conditions 8.4 to 8.7 and 33):

 Yes

H.10 Data Exchange by EDI (Conditions 8.4 to 8.7 and 33):

 Yes

I.

VARIATIONS AND EXCLUSION OF PRIOR AGREEMENTS

The terms of this Agreement are the only terms agreed between you and us. They exclude all earlier agreements, warranties and representations, however made. No variation of this Agreement shall be effective unless it is in writing and signed by us.

J.

DURATION

This Agreement shall continue for twelve months. Thereafter it will continue until ended by either you or us giving to the other not less than three months written notice. We shall also  have the right to end this Agreement by written notice to you at any time after a termination event has occurred.

K.

OWNERSHIP AND TRUST OF DEBTS

Each debt in existence on the commencement date shall belong to us on that date. Each debt coming into existence on a later date shall belong to us the moment it is created. Where any associated rights come into existence after the creation of the debts, they shall belong to us the moment they arise. You will hold on trust for us any debt which, for any reason, fails to be transferred effectively to us.

L.

POWER TO ACT ON YOUR BEHALF

L.1

As security for the performance of your obligations under this Agreement, you irrevocably appoint us, any of our directors and officers, jointly and each of them severally, to act with your full lawful authority, for the purpose of signing any deeds and documents, completing or endorsing any instruments, conducting or defending any proceedings or taking such other steps which we may consider necessary or appropriate in order to:

(i)

obtain payment of, or perfect our ownership of, any debt; or

(ii)

secure performance of any of your obligations.

This power to act shall last until this Agreement has come to an end and all sums due to us have been paid; it will continue in force even if you may become insolvent or otherwise  unable to act in your own right in any way.

L.2

You also irrevocably appoint any assignee of ours to act as above.

M.

CHANGES IN CONSTITUTION

This Agreements hall remain effective until ended in accordance with clause J despite any change in your or our name or constitution.

N.

GOVERNING LAW AND JURISDICTION

The relationship between you and us is to be governed and interpreted by English law. You accept the jurisdiction of the English courts. However, we may in our discretion select any court of competent jurisdiction in which to pursue our rights.

O.

SPECIAL TERMS

P.

None

Q.

CLTENT PARTICULARS

NAME: AXlOM MANUFACTURING SERVICES LTD

COMPANIES REGISTRY NO: 03383537

PRINCIPAL PLACE OF BUSINESS:

TECHNOLOGY PARK, NEWBRIDGE, GWENT, NP11 5AN

To indicate your and our respective consents to these terms both you and we have executed this document as indicated below.

 SIGNED and DELIVERED as a Deed on  2 August, 2002

by AXIOM MANUFACTURING SERVICES LTD

acting by   Trevor Wilkinson                                    /s/ Trevoe Wilkinson

(print full name of Director above)

Signature of Director

a Director

and           Paul Pursey                                      /s/ Paul Pursey

         (print full name of second Director

Signature of *Director/Company Secretary

         or Company Secretary above)

*a Director/its Company Secretary

*Please delete as applicable

The Common Seal of HSBC INVOICE FINANCE (UK) LTD

was affixed to this Deed

on the 3rd day of July, 2002

in the presence of Director/Authorised Signatory (with two signatures)